UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2019

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

500 W. Monroe Street Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value per Share	MSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

Additional 2029 Notes

On August 6, 2019, Motorola Solutions, Inc. (the “Company”) entered into an underwriting agreement with BofA Securities, Inc. relating to the issuance and sale (the “Offering”) of an additional $150,000,000 in aggregate principal amount of the Company’s 4.600% senior notes due 2029 (the “Notes”). The Notes will be issued pursuant to an Indenture, dated as of August 19, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”), as supplemented by an Officers’ Certificate, dated as of the Closing Date (as defined below). The Notes were offered and will be sold pursuant to a registration statement on Form S-3 (File No. 333-223828) under the Securities Act of 1933, as amended.

The Notes will form a single series with the $650,000,000 aggregate principal amount of 4.600% senior notes due 2029 that the Company issued on May 23, 2019 (the “Existing Notes”). Accordingly, the Notes will have terms that are identical to the terms of the Existing Notes (other than the initial offering price) and have the same CUSIP number and will be fungible with the Existing Notes. Upon the issuance of the Notes, the aggregate outstanding principal amount of the Company’s 4.600% senior notes due 2029 will be $800,000,000.

Net proceeds from the Offering are estimated to be approximately $159.0 million and will be used for the redemption of the Company’s 3.500% senior notes due 2021 (the “2021 Notes”) as described below and for general corporate purposes. The Offering is expected to close on or about August 13, 2019 (the “Closing Date”), subject to customary closing conditions.

The Indenture is filed as Exhibit 4.1, the Form of Officers’ Certificate is filed as Exhibit 4.2, and the Specimen Note is filed as Exhibit 4.3 to this Current Report on Form 8-K and each is incorporated herein by reference. The foregoing description of the Notes and the other documents relating to this transaction does not purport to be complete and is qualified in its entirety by reference to the full text of these securities and documents, forms or copies of which are attached as exhibits (or incorporated by reference) to this Current Report on Form 8-K and are incorporated herein by reference.

Redemption of 2021 Notes

On August 7, 2019, the Company instructed The Bank of New York Mellon Trust Company, N.A., the trustee for the Company’s 2021 Notes, to deliver a notice of redemption to the holders of the 2021 Notes. Pursuant to the notice of redemption, the Company will redeem all $150,317,000 outstanding principal amount of the 2021 Notes, in accordance with the terms for redemption contained in the Indenture (as defined above). The Company will redeem the 2021 Notes on August 22, 2019 for a redemption price calculated in the manner set forth in the notice of redemption.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

Exhibit 1.1	Underwriting Agreement, dated August 6, 2019, by and among Motorola Solutions, Inc. and BofA Securities, Inc.

Exhibit 4.1

Indenture, dated as of August 19, 2014, between Motorola Solutions, Inc. and the Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on August 19, 2014).

Exhibit 4.2	Form of Officers’ Certificate of Motorola Solutions, Inc.

Exhibit 4.3	Specimen of 4.600% Senior Note Due 2029 (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed on May 28, 2019).

Exhibit 5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered.

Exhibit 23.1	Consent of Winston & Strawn LLP (contained in the opinion filed as Exhibit 5.1).

Exhibit 104	Cover Page Interactive Data File – The Cover Page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC.
(Registrant)

Dated: August 7, 2019	By:	/s/ Kristin L. Kruska
	Name:	Kristin L. Kruska
	Title:	Corporate Vice President, Transactions, Corporate & Securities Law and Secretary